SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

ITEX Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations

On September 26, 2013, the board of directors of ITEX Corporation set December 13, 2013 as the date of its annual meeting of stockholders (the “2013 annual meeting”) and the close of business on October 18, 2013, as the record date for determining the stockholders entitled to receive notice of and entitled to vote at the 2013 annual meeting.

Because the date of the 2013 annual meeting is more than 30 days after the anniversary of last year’s annual meeting, we have set a new deadline for the receipt of stockholder proposals and director nominees for consideration at the 2013 annual meeting. In order to be considered timely, proposals by stockholders and submissions by stockholders of director nominees for consideration at the 2013 annual meeting must be submitted in writing and must be received by our Corporate Secretary at 3326 160th Ave. SE, Suite 100, Bellevue, WA 98008, no later than the close of business on October 15, 2013.

Proposals by stockholders and submissions by stockholders of director nominees must also comply with the provisions set forth in our bylaws and, if intended for inclusion in the proxy statement, Rule 14a-8 under the Securities Exchange Act of 1934, as amended. If a stockholder’s nomination or proposal for business to be brought before the meeting is not in compliance with the requirements set forth in our bylaws, we may disregard such nomination or proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation (Registrant)

Date: September 30, 2013
	By:	/s/ Steven White
Steven White Chief Executive Officer

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